[GRAPHIC OMITTED] DETECTION SYSTEMS, INC.
                  130 Perinton Parkway                              716-223-4060
                  Fairport, New York 14450                    Fax:  716-223-9180






July 9, 1999



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Detection Systems, Inc. to be held on August 12, 1999 at 130 Perinton Parkway, Fairport, New York, commencing at 2 p.m., Eastern Time. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

This year, in addition to electing five directors and ratifying the appointment of independent auditors, you are being asked to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares authorized for options under the Plan, to adopt the Company's Non-Employee Director Stock Option Plan and ratify options granted pursuant to the Plan and to amend the Company's Certificate of Incorporation to achieve consistency with recent changes in New York Business Corporation Law concerning approval of loans to directors. These matters are discussed in greater detail in the accompanying proxy statement.

Your Board of Directors recommends a vote FOR the election of management's nominees as directors, FOR the proposal to amend the Company's 1997 Stock Option Plan, FOR the adoption of the Non-Employee Director Stock Option Plan and ratification of options granted pursuant to the Plan, FOR the amendment to the Company's Certificate of Incorporation and FOR the ratification of the appointment of independent auditors.

Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

Your interest and participation in the affairs of the Company are most appreciated.

Sincerely,



Karl H. Kostusiak
Chairman and CEO

[GRAPHIC OMITTED] DETECTION SYSTEMS, INC.
               130 Perinton Parkway
               Fairport, New York 14450
               (716) 223-4060



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 12, 1999


TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Detection Systems, Inc. will be held at the Company's corporate headquarters located at 130 Perinton Parkway, Fairport, New York, on August 12, 1999, at 2 PM for the following purposes:

1.     To elect five directors;

2. To vote upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares authorized for options under the Plan;

3. To vote upon a proposal to adopt the Company's Non-Employee Director Stock Option Plan and ratify options granted pursuant to the Plan;

4. To to vote upon a proposed amendment of the Company's Certificate of Incorporation to achieve consistency with recent changes in New York Business Corporation Law concerning approval of loans to directors;

5. To vote upon a proposal to ratify the appointment of independent auditors for fiscal year 2000; and

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



     The Board of Directors has fixed the close of business on June 30, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                       By Order of the Board of Directors

                                  FRANK J. RYAN
                                    Secretary






Fairport, New York
July 9, 1999



         Shareholders are cordially invited to attend the meeting in person. Even if you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope.

[GRAPHIC OMITTED]  DETECTION SYSTEMS, INC.
                   130 Perinton Parkway
                   Fairport, New York 14450

                                 PROXY STATEMENT

                   First sent to Shareholders on July 9, 1999

     The enclosed proxy is solicited by the Board of Directors of Detection Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held August 12, 1999 at 2 p.m., and at any adjournments thereof. The record date for the determination of shareholders entitled to notice of and to vote at this meeting is the close of business on June 30, 1999, at which time the Company had outstanding 6,345,495 shares of Common Stock. Shareholders are entitled to one vote for each share owned.

     Directors are elected by a plurality of votes cast. The affirmative vote of holders of a majority of outstanding shares is required to approve the amendment to the Company's 1997 Stock Option Plan, to adopt the Non-Employee Director Stock Option Plan and ratify options granted pursuant to this Plan and to amend the Certificate of Incorporation. A majority of the votes cast is required to ratify the appointment of auditors. Abstentions, broker non-votes and withheld votes will be counted in determining the number of shares represented at the meeting but will not be considered to have been voted. All shares represented by a proxy will be voted in accordance with the specifications made thereon by the shareholder and, if no specification is made, will be voted for the election as directors of the five nominees proposed by the Board of Directors, for the proposal to amend the Company's 1997 Stock Option Plan and ratification of options granted pursuant to this Plan, for the adoption of the Non-Employee Director Stock Option Plan, for the amendment of the Company's Certificate of Incorporation and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

     Shareholders can ensure that their shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Co., 40 Wall Street, New York, NY 10005, in writing, or by executing and delivering to the Secretary of the Company a subsequent proxy.


                              ELECTION OF DIRECTORS

     At the annual meeting, five directors, constituting the entire Board of Directors, are to be elected to hold office for the ensuing year and until their successors are elected and qualified. The Board of Directors has nominated the following persons for election as directors: Donald R. Adair, Mortimer B. Fuller III, Karl H. Kostusiak, David B. Lederer and Edward C. McIrvine. Each of them has consented to be named in this Proxy Statement and to serve if elected. If for any reason any of these nominees become unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

     Messrs. Kostusiak and Lederer have been President and Executive Vice President of the Company since it was formed in 1968. Effective April 1, 1998, Mr. Lederer reduced his employment to half time. In connection with this, Mr. Lederer's title was changed to Vice President, Business Development. Mr. Adair is the principal of Adair Law Firm in Rochester, New York. Mr. Fuller is Chairman and Chief Executive Officer of Genesee and Wyoming Industries, Inc., a holding company in Greenwich, Connecticut, which owns and operates regional and short line freight railroads and provides rail related services to railroads and shippers. Dr. McIrvine is self-employed as a research and development management consultant. Until 1991, he served as Dean of the College of Graphic Arts and Photography at the Rochester Institute of Technology.

     During the fiscal year ended March 31, 1999, the Board of Directors held ten meetings. The Board of Directors has an audit committee consisting of Messrs. Adair, Fuller and McIrvine. This committee, which met six times during the last fiscal year, reviews reports of the Company's financial condition, financial controls and accounting procedures. In addition, this Committee approves and oversees services performed by the Company's independent auditors and provides the independent auditors direct access to the non-employee members of the Board of Directors.

     The Board of Directors also has a compensation committee consisting of Messrs. Adair, Fuller and McIrvine. This committee, which is responsible for establishing general compensation policies, establishing and administering compensation plans and programs in which officers participate and establishing the specific compensation arrangements for the Company's executive officers, met four times during the last fiscal year. Messrs. Adair, Fuller and McIrvine also serve on the stock option committee. This committee, which met seven times during the year, is responsible for granting options pursuant to the Company's Stock Option Plans. There is no nominating committee of the Board of Directors. All of the Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during the fiscal year.

     During fiscal 1999, Directors who are not employees of the Company were paid an annual fee of $12,000 as well as $1,000 plus travel expenses, if any, for each day on which they attended Board meetings. Directors received $500 for Board meetings held by teleconference. Messrs Adair and McIrvine were each paid an annual fee of $8,000 for their service as Chairpersons of the Company's Compensation and Audit Committees of the Board of Directors. In addition, the non-employee directors were each awarded a 2,000 share stock option under the Company's Non-Employee Director Stock Option Plan, subject to adoption and ratification by the shareholders at the August 12, 1999 annual meeting. [See "Non-Employee Director Stock Option Plan."]. There was no additional compensation for attendance of committee meetings.

     The Board of Directors recommends a vote FOR the election of Messrs. Adair, Fuller, Kostusiak, Lederer and McIrvine as Directors of the Company for the 2000 fiscal year. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.

                        MANAGEMENT AND SECURITY OWNERSHIP

     The following table lists the directors and executive officers of the Company and reflects the number of shares of the Company's Common Stock that were beneficially owned as of June 7, 1999, or could be beneficially owned within 60 days of this date, by each director and executive officer named in the Summary Compensation Table on page 4 of this Proxy Statement, and all directors and executive officers as a group.

                                                                            Amount and
                                                                             Nature of
Name, Age, Principal                                                        Beneficial           Percent
Occupation and Positions                                                   Ownership (1)        of Class      Since
Donald R. Adair (55) ............................................................1,549(2)         *            1991
   Director of the Company and Principal of Adair Law Firm

George E. Behlke (41) ..........................................................53,683(3)(4)      *            1995
   Vice President, Operations, of the Company
   Prior - Vice President Engineering and Engineering Manager

Mortimer B. Fuller, III (57) ....................................................3,645            *            1990
   Director of the Company and Chairman and CEO
   of Genesee and Wyoming Industries, Inc.

Karl H. Kostusiak (60) ........................................................571,761(3)(4)     8.8%          1968
   Director, Chairman and CEO of the Company

David B. Lederer (59) .........................................................324,502           5.0%          1968
   Director and Vice President, Business Development
   of the Company

Edward C. McIrvine (65) .........................................................7,500            *            1981
   Director of the Company and self-employed
   Research and Development Management Consultant

Frank J. Ryan (45) .............................................................75,276(3)(4)(5)  1.2%          1982
   Vice President, Secretary and Treasurer of the Company

Lawrence R. Tracy (52) ........................................................133,473(3)(4)     2.1%          1995
   Vice President and President of Detection Systems International,
   Inc., a subsidiary of the Company; Prior -- President of C&K Systems, Inc.

All Directors and Executive Officers as a Group (9 persons)..................1,175,640(2)-(5)  18.5%

Footnotes to Management and Security Ownership Table:

* Percentage of Common Stock owned is less than 1%.

(1) For all shares listed, each person possess both sole voting and investment power, except for those shares indicated in notes (2) - (5) below.

(2) Includes 1,173 shares held in custodianship for Mr. Adair's children under the Uniform Gifts to Minors Act of New York for which Mr. Adair disclaims beneficial ownership.

(3)  Includes 16,790,  8,000,  4,000, 5,564, 76,865 and 117,219 shares which may be acquired upon exercise of warrants and options held by Messrs. Behlke, Kostusiak, Lederer, Ryan, Tracy and all directors and executive officers as a group, respectively.

(4)  Includes 9,234,  179,840,  117,465,  8,492, 6,488 and 321,519  hypothetical shares credited to the accounts of Messrs. Behlke, Kostusiak, Lederer, Ryan, Tracy and all directors and executive officers as a group, respectively, pursuant to the Company's deferred compensation plans, which shares may be acquired by them upon retirement.

(5) Includes 810 shares held in trust for Mr. Ryan's son under the Uniform Gifts to Minors Act of New York for which Mr. Ryan disclaims beneficial ownership.



                        PRINCIPAL HOLDERS OF COMMON STOCK

     Based on reports filed with the Securities and Exchange Commission, the following persons beneficially own more than 5% of the Company's outstanding Common Stock:

Beneficial Ownership Table:

                                                  Amount and Nature
                     Name and Address of            of Beneficial        Percent
Title of Class        Beneficial Owner                Ownership         of Class
Common Stock             Ultrak, Inc.                 1,277,000            20.2%
                    1301 Waters Ridge Drive
                     Lewisville, TX 75057
Common Stock          Karl H. Kostusiak                 571,761(1)          8.8%
                    130 Perinton Parkway
                     Fairport, NY 14450
Common Stock           David B. Lederer                 324,502(1)          5.0%
                     130 Perinton Parkway
                      Fairport, NY 14450

Footnote to Beneficial Ownership Table:

(1) Messrs. Kostusiak and Lederer currently possess both sole voting and investment power except with respect to 179,840 and 117,465 shares respectively, which may be acquired upon retirement pursuant to the Company's deferred compensation plans and 8,000 and 4,000 shares which may be acquired from the exercise of stock options.



                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and certain other executive officers for services in all capacities to the Company in its fiscal years ended March 31, 1999, 1998 and 1997.


Summary Compensation Table:



                                                             Long-Term
                                  Annual Compensation       Compensation

                                                    Other    Securities      All
                                                   Annual    Underlying    Other
       Name and                                    Compen-     Options/  Compen-
      Principal        Fiscal   Salary    Bonus    sation       SAR's     sation
       Position         Year     ($)       ($)     ($)(1)        (#)      ($)(3)
    --------------     ------  -------   -------   ------       ------    ------
Karl H. Kostusiak       1999   325,714    89,740       --(2)         0     5,816
Chairman and CEO        1998   240,504         0   35,814       20,000     2,640
                        1997   212,100   403,333       --(2)         0     3,266

David B. Lederer        1999   124,352       474   29,603            0     3,100
Vice President,         1998   192,418         0   30,465       10,000     2,525
Business Development    1997   169,700   322,670       --(2)         0     3,364

Lawrence R. Tracy       1999   228,000    62,818       --(2)         0     4,063
Vice President          1998   184,322         0       --(2)    14,000     2,659
                        1997   148,470   282,377       --(2)    18,775     3,301

George E. Behlke        1999   141,116    21,538       --(2)    15,000     2,554
Vice President,         1998   114,324         0       --(2)    10,000     2,734
Operations              1997   108,150    81,790   24,761        9,650     1,964

Frank J. Ryan           1999   130,701    14,358       --(2)         0     2,492
Vice President,         1998   113,788         0   13,874        5,000     2,616
Secretary & Treasurer   1997   108,150    59,308       --(2)     2,190     1,973

Footnotes to Compensation Table:

(1) During fiscal 1999, a total of $16,357 was paid toward life, disability and long term care insurance premiums and a total of $8,923 was paid for reimbursement of automobile expenses, both for the benefit of Mr. Lederer.

(2)  Values are less than the minimum amount required to be reported.

(3) Represents contributions by the Company to accounts of the named executive officers under the Company's 401(k) retirement savings plan.


Option/SAR Grants in Last Fiscal Year:

     The following table sets forth information with respect to stock options granted to the named executive officers during fiscal 1999. Each grant was for incentive stock options to purchase stock under the Company's 1992 or 1997 Stock Option Plans. Options are exercisable 40% after one year, 60% after two years, 80% after three years and 100% after four years.


Option/SAR Grant Table:


                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                       Percent of                                                   Annual Rates of
                     Number of            Total          Exercise                                     Stock Price
                     Securities       Options/SAR's        or                                       Appreciation for
                     Underlying         Granted to        Base         Market                        Option Term
                     Option/SAR's      Employee in        Price        Price      Expiration         -----------
      Name           Granted (#)       Fiscal Year        ($/Sh)       ($/Sh)       Date          5% ($)      10% ($)
      ----           -----------       -----------        ------       ------       ----          ------      -------
G. Behlke            10,000            6.12%              $   9.00      $   9.00   6/25/03        $24,865     $54,946
G. Behlke             5,000            3.06%              $   9.69      $   9.69   9/24/03        $13,383     $29,573

Option Exercises in Last Fiscal Year and Year-End Option Values:


     The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 1999 and unexercised options held as of March 31, 1999. The value of the underlying securities was determined by taking the market value at year-end minus the exercise price. The market price of the Company's stock on March 31, 1999 was $8.00 per share.

                    Shares (#)                      Number of Securities                 Value of Unexercised
                     Acquired        ($)           Underlying Unexercised              In-the-Money Options at
                        on          Value       Options at March 31, 1999 (#)             March 31, 1999 ($)
      Name           Exercise     Realized          Exercisable / Unexercisable          Exercisable/Unexercisable
      ----           --------     --------          ---------------------------          -------------------------
K. Kostusiak                0            0              8,000 / 12,000                              0 / 0
D. Lederer                  0            0              4,000 /  6,000                              0 / 0
L. Tracy                    0            0             76,865 / 15,910                       $220,000 / 0
G. Behlke                   0            0             12,790 / 24,860                       $  9,500 / 0
F. Ryan                     0            0              5,564 /  3,876                       $  7,125 / 0



             PROPOSAL TO AMEND THE COMPANY'S 1997 STOCK OPTION PLAN


     On February 10, 1999, the Company's Board of Directors approved, subject to approval by the stockholders, an amendment to the Company's 1997 Stock Option Plan (the "Plan"), a copy of which is set forth as Exhibit A to this Proxy Statement, to increase the number of shares authorized for options under the Plan from 250,000 to 500,000 shares. The Plan, as amended, provides that stock options for the purchase of up to 500,000 shares of common stock may be issued to key employees or nonemployees of the Company and its subsidiaries pursuant to the exercise of stock options. This Plan was originally adopted on August 20, 1997.

1997 Amended Stock Option Plan:

     The purpose of the Plan is to enable eligible key employees and nonemployees of the Company and its subsidiaries to purchase shares of Common Stock of the Company by means of stock options. Through the use of such options, the Company expects to be able to attract and retain the best available talent and to encourage the highest level of performance of its key personnel.

     If the  proposed  amendment  to the Plan is  approved,  a total of  500,000 shares of Common Stock of the Company, par value $.05 per share, will be available for options under the Plan (with an appropriate change in that number in the event of a stock split, stock dividend or other change in the Company's Common Stock). These shares may be either authorized and unissued shares or treasury shares. Options may be either incentive stock options, as defined in
Section 422 of the Internal Revenue Code ("the Code"), or options which do not meet the requirements of that section (nonqualified options). If an option expires, terminates or is canceled without being exercised, new options may thereafter be granted covering the same shares. No stock option may be granted more than ten years after the effective date of the Plan.

     The Plan is administered by the Stock Option Committee ("Committee"), consisting of not fewer than three members elected from among the Board of Directors of the Company. The Committee determines who shall be granted options under the Plan, the number of shares to be awarded and the terms of each award, and interprets the provisions of the Plan. The Board of Directors may amend or terminate the Plan, without the approval of the shareholders, except that it may not, without such approval, materially increase the benefits accruing to participants under the Plan, increase the number of shares subject to options, change the minimum exercise price, change the class of employees eligible to receive awards or extend the period during which awards may be granted or exercised.

     The Plan provides that options may be granted to key employees or nonemployees of the Company and its subsidiaries. However, options may not be granted to members of the Committee or to directors who are not officers or employees of the Company or its subsidiaries. Code Section 162(m) presently imposes a limit on the grant of incentive options. In order to meet the requirements of Code, which limits the Company's tax deduction for compensation paid to certain officers to $1 million per year, a limit of 100,000 shares has been placed in the aggregate number of options that may be awarded to any one employee under the Plan. It imposes no limit on the grant of nonqualified options.

     The purchase price for each incentive option may not be less than the fair market value of the stock at the time the option is granted. If an incentive option is granted to an employee who, at the time of the grant, owns stock possessing more than 10% of the voting power of all stock of the Company, the purchase price must be at least 110% of the fair market value of the stock subject to the option.

     An option shall be exercised upon written notice to the Company accompanied: (a) by payment in full for the shares being acquired, which payment shall be made in cash, check or wire transfer; (b) by delivery of shares of Common Stock of the Company registered in the name of the optionee, endorsed in blank, the value of which will be deemed equal to the closing market price of such shares on the date of exercise; or (c) by a so-called "cashless exercise" transaction at the discretion of the Committee, that affords the optionee the opportunity to sell immediately some or all of the shares underlying the exercise portion of the option in order to generate sufficient cash to pay the option exercise price and/or to satisfy withholding tax obligations related to the option.

     Each option will have a maximum term of ten years, or such lesser period as the Committee specifies, except that an incentive option granted to an employee who, at the time of the grant, owns stock possessing more than 10% of the voting power of all stock of the Company will have a term not in excess of five years. Options are exercisable at such time or times and under such conditions as may be imposed by the Committee and set forth in an option agreement.

     The benefits or amounts that will be received or allocated in the future under the Plan are not determinable. The following table provides information regarding options granted under the Company's 1997 and 1992 Restated Stock Option Plan in fiscal 1999.

                                              Number of          Dollar Value of
Name and Position                           Options Granted*     Options Granted
K. Kostusiak, Chairman and CEO                        0                     0
D. Lederer, Vice President, Business                  0                     0
       Development
L. Tracy, Vice President                              0                     0
G. Behlke, Vice President, Operations            15,000            $  138,438
F. Ryan, Vice President                               0                     0
Executive Group                                  25,000            $  231,875
Non-Executive Director Group                          0                     0
Non-Executive Officer Employee Group            138,350            $1,360,188



* Options were granted at prices ranging from $8.625 to $10.00 and with expiration dates ranging from 6/1/03 and 2/9/04.

     Under present law, the grant and exercise of stock options under the Plan will be treated for federal tax purposes as follows: When an incentive option is granted to an employee, there is no tax consequence to either the employee or the Company. When an employee exercises an incentive option, there will be no regular income tax consequences to either the employee or the Company, but the spread between the option price and the common stock's fair market value on the date of exercise is taken into consideration for purposes of determining the employee's liability, if any, for the alternative minimum tax. When an employee sells stock purchased by the exercise of a stock option, the tax on any gain will be long-term capital gain if the employee holds the stock for more than one year and if the sale occurs at least two years after the date the option was granted. An earlier sale will result in the spread between the option price and the fair market price value of the shares on the date of exercise being taxed at ordinary income rates. Any additional gain above fair market value on the exercise date will be taxed as short-term or long-term capital gain depending on the holding period.

     When a nonqualified option is granted to an employee, there is no tax consequence to either the employee or the Company. When an employee exercises a nonqualified option, the difference between the value of the stock on the date of exercise and the option price will be ordinary income to the employee. When the employee sells the stock purchased by the nonqualified option, the tax on any gain will be long-term capital gain if the employee holds the stock for more than one year. An earlier sale will cause any gain to be taxed as a short-term capital gain. At the time an employee recognizes ordinary income, either through the exercise of a nonqualified option or the disqualifying disposition of an incentive option, the Company will be entitled to take a tax deduction equal to the amount of income recognized by the employee.

     At June 7, 1999, there were 242,600 outstanding options and 7,400 shares available for grant under the 1997 Stock Option Plan and 374,075 outstanding options and 925 shares available for grant under the 1992 Restated Stock Option Plan. The high, low and closing bids on that date for the Company's Common Stock, as reported by The Nasdaq Stock Market, were $8.50, $8.375 and $8.50, respectively.

     The Board of Directors believes that an amendment to the 1997 Stock Option Plan is in the best interest of the Company and its shareholders and recommends that shareholders vote in favor of this proposal. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.


    PROPOSAL TO ADOPT THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On September 4, 1998, the Company's Board of Directors adopted, subject to approval by the stockholders, the Company's Non-Employee Director stock Option Plan (the "Plan"), a copy of which is set forth as Exhibit B to this Proxy Statement. The Plan provides that stock options for the purchase of up to 50,000 shares of common stock may be issued to non-employee directors of the Company pursuant to the exercise of stock options.

Non-Employee Director Stock Option Plan:

     The purpose of the Plan is to enable the Company's non-employee directors of the Company to purchase shares of Common Stock of the Company by means of stock options. Through the use of such options, the Company expects to be able to attract and retain qualified directors for its Board.

     A total of 50,000 shares of Common Stock of the Company, par value $.05 per share, will be available for options under the Plan (with an appropriate change in that number in the event of a stock split, stock dividend or other change in the Company's Common Stock). These shares may be either authorized and unissued shares or treasury shares. If an option expires, terminates or is canceled without being exercised, new options may thereafter be granted covering the same shares. Options awarded under the Plan are nonqualified options since they do not meet the requirements as defined in Section 422 of the Internal Revenue Code. No stock option may be granted more than ten years after the effective date of the Plan.

     The Plan is administered by the Company's Board of Directors (the "Board") who shall, subject to the provisions of the Plan, grant options under the Plan. The Board of Directors may amend or terminate the Plan, without the approval of the shareholders, except that it may not, without such approval, materially increase the benefits accruing to participants under the Plan, increase the number of shares subject to options, change the minimum exercise price, change the class of employees eligible to receive awards or extend the period during which awards may be granted or exercised.

     The Plan provides that options may be granted to non-employee directors of the Company. Options may not be granted to members of the Board or to directors who are officers or employees of the Company. The Plan places no limitation on the number of shares with respect to which options may be granted to any one individual. The purchase price for each option may not be less than the fair market value of the stock at the time the option is granted.

     An option shall be exercised upon written notice to the Company accompanied by: (i) cash, check or wire transfer payable in United States currency to the order of the Company for an amount equal to the option price for the shares being purchased, or (ii) shares of the Company's Common Stock owned by the optionee duly endorsed to the order of the Company, the value of which will be deemed equal to the closing market price of such shares on the date of exercise, or (iii) any combination of the foregoing, together with such other instruments or agreements duly signed by the optionee as in the opinion of counsel for the Company may be necessary or advisable in order that the issuance of the shares comply with applicable rules and regulations under the Securities Act of 1933, any appropriate state securities laws or any applicable requirement of any national stock exchange or quotation or market system on which the shares of Common Stock may then be traded.

     Options granted under the Plan shall have a term of up to ten years from the date of grant, provided, however, that each option shall automatically terminate at the close of business on the 210th day after the day on which the non-employee director ceases to be a director of the Company and if that day is not a regular business day at the Company's principal office, then at the close of business of the next such regular business day. Options are exercisable at such time or times and under such conditions as may be imposed by the Committee and set forth in an option agreement.

     The benefits or amounts that will be received or allocated in the future under the Plan are not determinable. The following table provides information regarding options granted under the Company's Non-Employee Director Stock Option Plan in fiscal 1999 (subject to shareholder approval):

                                              Number of          Dollar Value of
Name and Position                           Options Granted*     Options Granted
-----------------                           ---------------      ---------------
D. Adair, Non-Employee Director                2,000                   $17,375
M. Fuller, Non-Employee Director               2,000                   $17,375
E. McIrvine, Non-Employee Director             2,000                   $17,375
Executive Group                                    0                         0
Non-Executive Director Group                   6,000                   $52,125
Non-Executive Officer Employee Group               0                         0

* Options were granted at a price of $8.6875 per share with an expiration date of 9/3/08.

     Options awarded under this Plan are nonqualified options and are treated for tax purposes as described above under the 1997 Amended Stock Option Plan description. At June 7, 1999, there were 6,000 outstanding options and 44,000 shares available for grant under the Plan. The high, low and closing bids on that date for the Company's Common Stock, as reported by The Nasdaq Stock Market, were $8.50, $8.375 and $8.50, respectively.

     The Board of Directors believes that the adoption of the Company's Non-Employee Director stock Option Plan and the ratification of options granted pursuant to the Plan are in the best interest of the Company and its shareholders and recommends that shareholders vote in favor of this proposal. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.



          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

     On June 29, 1999, the Board of Directors approved, subject to shareholder approval, an amendment of the Company's Certificate of Incorporation to achieve consistency with recent changes in New York Business Corporation Law concerning approval of loans to directors. Effective February 22, 1998, Section 714 of the New York Business Corporation Law was amended so as to provide that, for corporations formed thereafter, a corporation may lend money to or guarantee the obligation of a director of the corporation, provided that the Board of Directors "determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees." Previously Section 714 provided that any loan to, or guarantee of the debt of, a director would have to be approved by the shareholders of the corporation, and that requirement continues to apply for New York corporations formed prior to February 22, 1998 (including the Company) unless the corporation's Certificate of Incorporation is amended to permit approval of such loans by the Board of Directors. The amendment of the Company's Certificate of Incorporation which the Company's Board of Directors has approved authorizes the making of such loans or guarantees by the Board of Directors in accordance with the new provisions of Section 714. A copy of the proposed Certificate of Amendment is attached as Exhibit C to this Proxy Statement.

     From time to time the Board of Directors has encountered situations in which loans to officers and other key employees, including those who are also directors, would be an appropriate way of assisting those persons in connection with the achievement of various Company goals. Circumstances that might warrant the extension of a loan include, but are not limited to, assistance with the acquisition of Company stock under stock option or stock bonus plans, assistance with related tax expenses, and assistance with significant moving expenses if an executive is requested to relocate. If approved, the amendment would permit the Board of Directors to authorize a loan to any director, provided that the Board "determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees." The ability to have the Board authorize such loans will facilitate taking prompt action when necessary. The Board of Directors believes that it is appropriate to amend the Company's Certificate of Incorporation as proposed, so that the Company's required approval procedures for such loans or guarantees will be consistent with the procedures now authorized by the New York Legislature for all New York corporations formed since February 22, 1998.

     The Board of Directors believes that the amendment of the Certificate of Incorporation as proposed is in the best interest of the Company and its shareholders and recommends that shareholders vote in favor of this proposal. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.



                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has recommended that shareholders ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000. They have served the Company as independent auditors since 1968. Representatives of that firm will be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the 2000 fiscal year. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.



                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for (a) establishing general compensation policies, (b) establishing and administering compensation plans and programs in which officers participate and (c) establishing the specific compensation arrangements for the Company's executive officers. The members of this Committee also serve on the Stock Option Committee under the Company's 1992 and 1997 Stock Option Plans.

Committee Objectives Concerning Executive Officers:

     The Compensation Committee has sought four key objectives for the Company's executive compensation plans, programs and arrangements. These are to (a) tie executive compensation to the Company's financial performance, (b) encourage equity ownership in the Company by all executives, (c) tie executive compensation programs to the achievement of long-term company strategic objectives, and (d) provide overall executive compensation that will attract and retain an effective management team. The Committee recognizes that different plans or arrangements will serve one or more of those objectives in varying degrees, that the relative significance of the stated objectives may shift from time to time, and that new objectives may arise and become important.

     During fiscal year 1999 and subsequently, two additional factors have affected the Committee's determinations: (1) the Company's continuing expansion activities and a need to motivate management personnel at various places around the world; and (2) the need to continue working toward long-term succession of management. Various changes have been made or proposed in compensation arrangements during this period to respond to these issues.

Employment Agreements:

     In 1988, the Company entered into five-year employment agreements with Messrs. Kostusiak and Lederer. Each year thereafter, the agreements have been re-examined, reviewed and revised as appropriate and then re-executed for a new five-year period. Besides the comments made in this Committee report, a summary of the agreements is contained under "Executive Agreements" below.

Tying Compensation to the Company's Financial Performance:

     Among other goals, the employment agreements seek to create a strong tie between the compensation of Messrs. Kostusiak and Lederer and the Company's financial performance. Mr. Kostusiak's agreement pursues this goal by providing for an opportunity for an annual cash bonus based on pre-tax profits. This bonus program was also made available to other full time executive officers and key personnel of the Company with the goal of aligning their compensation to the Company's financial performance. Since his reduction to part-time status in April 1998, Mr. Lederer is no longer eligible for payment under this program. During fiscal 1998, in response to the Company's growth, the pre-tax profit threshold was changed from a fixed dollar amount ($2,000,000) to 4% of net sales. This bonus is intended to provide incentives for managing the Company's financial performance toward having pre-tax profits significantly exceed 4% of sales.

     During fiscal 1998, the Committee eliminated a previously used stock bonus plan for executives and reverted to the use of stock options. In that year, for the first time since 1987, a stock option was granted to Mr. Kostusiak for the purchase of 20,000 shares of stock at a price of $14.75 per share. No options were granted to Mr. Kostusiak in fiscal 1999.

     Executive officers who do not participate in the Company's annual cash bonus program participate in the Company's general profit sharing plan, which is available to most U.S. based employees. This plan, which was revised at the beginning of fiscal 1999, provides a quarterly distribution of 4% of pre-tax profits in excess of 4% of net sales. Mr. Lederer was the only executive officer eligible for payment under the general profit sharing plan in fiscal 1999.

         The Committee believes that the bonus provisions of the employment agreements generally functioned as intended during the past three years. In particular, Mr. Kostusiak's bonus compensation was as follows:

     Fiscal           Cash            Stock                              Pre-Tax
     Year          Bonuses            Bonus              Sales            Profit
     ----          -------            -----              -----            ------
     1999          $89,740       Eliminated       $138,045,000        $7,307,000
     1998               $0       Eliminated       $126,343,000        $2,337,000
     1997         $241,125         $162,208       $101,251,000        $5,250,000

Equity  Ownership by Management:

     Since the Company's founding in 1968, Messrs. Kostusiak and Lederer have each owned a substantial number of shares of the Company's Common Stock. Over the years since then other officers have been granted opportunities to acquire stock through stock options and bonus stock programs. Under the Company's current stock option plan, options are granted at exercise prices that equal fair market value of the option shares on the date of grant, and the option rights vest incrementally as per the terms of the grants. From time to time, the Stock Option Committee grants options under the plan to Company executives and other key employees and, as noted above, in November 1997, a 20,000-share option was granted to Mr. Kostusiak. The Committee believes that the options themselves, even when unexercised, provide incentives for key personnel to improve shareholder value, since only then will the options become valuable.

Achievement of Long-Term Company Objectives:

     The Committee believes that having executive officers who own substantial equity positions in the Company provides a considerable incentive for them to pursue the Company's long-term strategic objectives.

     Additionally, in order to serve long-term objectives and build a succession plan for senior management, the Company has made commitments to Messrs. Kostusiak and Lederer to pay retirement benefits (See Retirement Benefits). Also, the Committee increased Mr. Kostusiak's base salary during fiscal 1999 and secured an extended non-competition commitment from him (See Executive Agreements).

     As part of the continuing development of a long-term succession plan, the Committee continues to consider implementation of certain trusts for holding Company assets that are intended to fund deferred compensation obligations and other benefit commitments. While those assets might continue to be subject to the claims of Company creditors, the use of such trusts could become a helpful part of the overall succession plan.

Attracting and Retaining Management:

     The Committee believes that the Company is attracting and retaining effective management personnel and that the Company's approach to executive compensation continues to be appropriate for achieving that objective. The
Committee anticipates that, from time to time, independent studies of the Company's overall executive compensation and other investigations will be conducted so as to test the Company's compensation approach against compensation programs offered by others.


                                                     COMPENSATION COMMITTEE

                          Donald R. Adair, Chairperson
                             Mortimer B. Fuller, III
                               Edward C. McIrvine



                              EXECUTIVE AGREEMENTS

     The Company has employment agreements through July 2004 with two of its executive officers, Messrs. Kostusiak and Lederer (the "Executive Agreements'). Effective April 1998, Mr. Lederer's employment commitment was reduced to half time.

     The Executive Agreements provide for severance benefits under certain circumstances. The terms "change in control," "cause" and "disability" are used in the following description as defined in the Executive Agreements. The Executive Agreements terminate the executive's employment upon his death or permanent disability and, in those cases, provide for disability income to be paid during disability and a retirement wage benefit to be paid during retirement years and to any surviving spouse (see Retirement Benefits).

     Under the Executive Agreements, if the Company terminates the executive's employment without cause, the Company will continue compensation and benefits to the executive for the then remaining balance of the term of employment or for a period of three years from the date of termination, whichever is longer. The continuation of compensation and benefits includes the executive's base salary plus participation in all applicable executive incentive compensation plans and fringe benefit packages. The Company thereafter will pay non-competition fees as described below and retirement benefits as described under Retirement Benefits.

     If the Company terminates Mr. Kostusiak's or Mr. Lederer's employment for cause, each will receive compensation and benefits for the remaining balance of the term of employment or for a period of three years from the date of termination, whichever is longer, plus non-competition fees and benefits, retirement benefits, and possible disability benefits, provided that this compensation is reduced by any monetary damage suffered by the Company due to the cause.

     Mr. Kostusiak's agreement provides that he will not compete with the Company so long as the Company either retains his full-time services or pays him an annual non-competition fee of $150,000 (to be increased annually based on the Consumer Price Index) plus benefits to the date of his retirement (now set for the January 1 after his 69th birthday) and then pays the retirement benefit.

     If a "change in control" occurs, as defined in the Executive Agreements and Mr. Kostusiak's or Mr. Lederer's employment is terminated by the Company or the executive within six months after the Company or the executive has given notice for the six-month period to start running, the executive would be entitled to receive (a) the base salary through the termination date, as in effect at the time of termination or at the time the change in control occurs, whichever is higher, plus any bonus which has been earned but not yet paid, (b) an amount equal to three times the highest total cash compensation (including base salary and bonuses) paid to him in any of the Company's preceding three fiscal years,
(c) an amount equal to the total amounts that would be expended for benefits over the next three years if he had continued as an employee, (d) an acceleration of the right to exercise all rights or options he then holds to acquire the Company's Common Stock and he may either exercise the rights and options or elect to receive cash for the aggregate spread between the exercise price and the then market value for the stock, (e) assignment of all rights in life insurance policies then held by the Company on his life (after repayment by the Company of any loans thereon taken by the Company), (f) reimbursement for any amount of excise taxes he might have to pay on his receipt of items (a) through (e) sufficient so that the Company will bear all direct and indirect costs of any such excise taxes, and (g) that upon termination, the executive becomes obligated to provide up to 8 days of consulting services per year to the Company and not to compete with the Company, and the Company becomes obligated to pay $150,000 per year and benefits to the executive for the consulting services and non-competition until the executive's retirement date. The Agreements also provide that, upon a change in control, the initial retirement wage commitment will become 60% of the base salary for the last year of full time employment and the Company shall place in trust either cash or an annuity policy that will sufficiently fund the retirement benefits called for by the Agreement.



                               RETIREMENT BENEFITS

     In April 1996, the Company approved the addition of a retirement benefit plan for Messrs. Kostusiak and Lederer (each, an "Executive") in their Executive Agreements. Under the terms of the current Executive Agreements, the Company will pay each Executive retirement benefits for his lifetime and for his spouse's lifetime, if his spouse survives him.

     For each Executive, assuming he retires at the end of the calendar year in which he turns 69 years of age, benefits would be as follows: (a) a retirement wage benefit initially equal to 30% of his base salary for the last year of his full time employment, increased each year thereafter by any increase in the Consumer Price Index (except that the wage benefit for his spouse shall be 75% of that amount after Executive's death); (b) continuation of Executive's full health insurance or similar benefit for Executive and his spouse; and (c) continuation of any other benefit programs that provide continuation pursuant to their terms, limited in individual benefit cost to 60% of the maximum annual cost of such benefit in any year prior to retirement, plus Consumer Price Index increases.

     Based on a 5% compounded annual increase in the base compensation, and assuming each Executive will retire at age 69, the estimated initial annual benefit that would be payable to Messrs. Kostusiak and Lederer under the pension plan provision in their Executive Agreements would be $151,587 and $94,029, respectively.

     The Executive Agreements further provide that: (a) the payment of retirement benefits may be terminated if a court determines that the Executive has violated the non-competition provisions of his Executive Agreement and (b) the Company will purchase and maintain life insurance sufficient to fund the estimated benefits for the spouse (any excess policy proceeds to be available, if agreed, to purchase shares of the Company's Common Stock held in Executive's estate) and the policy or policies of such insurance shall be held in a trust designed for this purpose.

     The Agreements also provide that, upon a change in control, the initial retirement wage commitment will become 60% of the base salary for the last year of full time employment and the Company shall place in trust either cash or an annuity policy that will sufficiently fund the retirement benefits called for by the Agreement. Also, if the Company terminates the consulting and non-competition payments after a change in control, the provisions comparable to those described in the first sentence of the last paragraph under "Executive Agreements" above become applicable based on non-competition and minimum consulting fees then being paid annually to the executive.



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Adair, Fuller and McIrvine. None of these directors received compensation from the Company except for their fees and stock options as a director of the Company.


                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may, without extra remuneration, solicit proxies personally, or by telephone or facsimile. The Company has retained Kissel-Blake, Inc. to aid in the solicitation of proxies for shares held of record by banks, brokers and other custodians, nominees and fiduciaries. The Company will pay Kissel-Blake an anticipated fee of $5,000, plus expenses, for these services, and will also reimburse such record holders for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.





COMPARISON OF TOTAL SHAREHOLDER RETURN

     The Company's Common Stock trades on The Nasdaq National Market tier of The Nasdaq Stock Market under the symbol: DETC. The following graph sets forth the Company's Total Shareholder Return Index as compared to The Nasdaq Index and the Nasdaq Electronic Component Stock Industry Index. The graph is based on the assumption that $100 was invested in each entity on March 31, 1994, and that all dividends were reinvested.


(Graph)


                             Mar-94   Mar-95   Mar-96   Mar-97   Mar-98   Mar-99
Detection Systems, Inc.         100       77       99      266      180      122
The Nasdaq Index                100      111      151      168      254      342
Electronic Industry Index       100      131      172      302      345      506


                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. In order to be eligible for inclusion in the Company's proxy for next year's Annual Meeting, shareholder proposals for presentation at that meeting must be received by the Company no later than March 11, 2000. Management proxies will be authorized to exercise discretionary voting authority with respect to any other matters unless the Company receives notice thereof by May 25, 2000. Such proposals should be directed to Detection Systems, Inc., Attention: Secretary, 130 Perinton Parkway, Fairport, NY 14450.

                                  OTHER MATTERS

     The Board of Directors knows of no matters to be presented at the meeting other than those described in this Proxy Statement. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership of Common Stock of the Company. Officers, directors and greater than 10-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10-percent beneficial owners were complied during the fiscal year ended March 31, 1999.

     In fiscal 1999, the Company paid premiums of $166,500 for director and officer liability insurance which provides protection for the directors and officers of the Company and its subsidiaries.

     Shareholders are urged to sign, date and return the enclosed proxy in the enclosed return envelope. Prompt response is helpful, and your cooperation will be appreciated.

     Shareholders may obtain without charge a copy of the Company's annual report on Form 10-K. Requests should be directed to:

                             Detection Systems, Inc.
                           Ella D. Gardner, Controller
                              130 Perinton Parkway
                            Fairport, New York 14450


Dated:  July 9, 1999

                                       A-1
                                                                       Exhibit A

                             DETECTION SYSTEMS, INC.
                         1997 AMENDED STOCK OPTION PLAN


1.       PURPOSE

       The purpose of the Detection Systems, Inc. ("the Company") 1997 Stock Option Plan ("the Plan") is to enable eligible key employees and nonemployees of the Company and its subsidiaries to purchase shares of Common Stock of the Company by means of incentive stock options and nonqualified stock options (collectively referred to as "options"). Through the use of such options, the Company expects to be able to attract and retain the best available talent and to encourage the highest level of performance of its key personnel.

2.     ADMINISTRATION

       The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of not fewer than three members appointed by the Board of Directors of the Company, each of whom, to the extent feasible, shall be a director meeting the definition as a "non-employee director" and an "outside director," respectively, under regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable provisions as in effect from time to time. The Board shall fill any vacancy on the Committee.

       Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine from among those persons who perform services to the Company to whom, and the time or times at which, options will be awarded, the number of shares included in the option and any other terms and conditions that may apply to such option; (b) to determine whether the options shall be incentive or nonqualified options; (c) to interpret the Plan;
(d) to make and amend rules and regulations relating thereto; (e) to prescribe the form and conditions of the option agreements; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding upon the Company, the participants and all other persons.

3.     ELIGIBILITY

       Options may be awarded under the Plan only to key employees and key nonemployees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned). Notwithstanding the foregoing, any director who is not an officer or employee of the Company or one of its subsidiaries shall not be eligible to participate in this Plan.

 4.    SHARES AVAILABLE

     An aggregate of 500,000 shares of the Common Stock (par value $.05 per share) of the Company (subject to substitution or adjustment as provided in
Section 8 hereof) shall be available for options under the Plan. Such shares may be authorized and unissued shares or may be treasury shares. If an option expires, terminates or is canceled without being exercised, new options may be thereafter granted covering such shares. In order to meet the requirements of Code Section 162(m), which section limits the Company's tax deduction for compensation paid to certain officers to $1 million per year, the Plan limits to 100,000 the aggregate number of options that may be awarded to any one employee. No stock option may be granted more than ten years after the effective date of the Plan.

5.     TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

       Incentive stock options may be granted only to employees of the Company and its subsidiaries. Each incentive stock option granted under the Plan to an employee shall be designated as such and shall be evidenced by an incentive stock option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and which shall contain the following terms and conditions:

       (a) Number of Shares. The option agreement shall specify the number of shares to which it pertains.

       (b) Purchase Price. The purchase price for each option shall be not less than the fair market value of the stock at the time such option is granted. The Committee shall determine the purchase price. If an option is granted to an employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110% of the fair market value of the stock subject to the option.

       (c) Duration of Option. Each stock option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an incentive stock option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

       (d) Options Nontransferable. Each option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

       (e) Exercise Period. Subject to the restriction in Section 5(f), the exercise of each option shall be subject to such conditions as may be imposed by the Committee and specified in the option agreement. The Committee may, among other things, specify a minimum length of employment and may stagger the period of exercise by providing that only a certain percentage of options may be exercised each year.

       (f) Payment of Option Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, check or wire transfer; by delivery of shares of Common Stock of the Company registered in the name of the optionee, endorsed in blank, the value of which will be deemed equal to the closing market price of such shares on the date of exercise; or, at the discretion of the Committee, by a so-called "cashless exercise" transaction that affords the optionee the opportunity to sell immediately some or all of the shares underlying the exercise portion of the option in order to generate sufficient cash to pay the option exercise price and/or to satisfy withholding tax obligations related to the option.

       (g) Maximum Value of Shares. No incentive option shall be granted to an employee under this Plan or any other incentive stock option plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

       (h) Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any shares for which he is granted an option until the date of issuance to him of a stock certificate for such shares and no adjustment shall be made for any dividends or other rights the record date for which is prior to the date such stock certificate is issued.

       (i) General Restriction. Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

6.     TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

       Options other than incentive stock options may be granted under this Plan to both eligible employees and eligible nonemployees. Each such nonqualified option shall be evidenced by a nonqualified stock option agreement, shall be designated as a "nonqualified stock option," and shall conform to the foregoing provisions of Section 5 except the purchase price requirements of Section 5(b), the 10-percent Shareholder restriction of Section 5(c), the prohibition on transferability of Section 5(d) to the extent provided in the nonqualified stock option agreement, and the maximum value of grants of Section 5(g). The Committee may include, in its discretion, any terms or conditions in addition to those specified in Section 5. To the extent an option exceeds the limitations of
Section 5(g), it shall be deemed a nonqualified option and shall otherwise remain in full force and effect. A nonqualified option may have a duration of 10 years and one day from the date such option is granted.

7.     TERMINATION OF EMPLOYMENT - EFFECT ON OPTIONS

       If the employment of an optionee terminates for any reason other than death or disability, an option may be exercised by him at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of termination, but only if, and to the extent that, he was entitled to exercise the option at the date of such termination. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee determines that the termination of employment of such optionee resulted from willful acts, or failure to act, by the optionee detrimental to the Company or any of its subsidiaries. The Committee shall determine whether an authorized leave of absence shall constitute a termination of employment for purposes of this Plan.

       If an optionee's employment terminates by reason of disability (within the meaning of Section 105 (d)(4) of the Internal Revenue Code) or death, his option may be exercised at any time prior to the earlier of the expiration of the option or the expiration of one year following the date employment terminated due to disability or death.

       If employment of the optionee terminates for any reason other than disability, retirement or death, any unpaid balance remaining on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date. "Retirement" shall mean early or normal retirement as defined in the Company's retirement plan or, in the event there is no such plan, age 65.

8.     ADJUSTMENT OF SHARES

       In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9.     NO EMPLOYMENT RIGHTS

       Neither the Plan nor any options granted under it shall confer upon any recipient any right with respect to continuance of employment by the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary by which a recipient is employed to terminate his employment at any time.

10.    WITHHOLDING TAXES

       Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan to an employee pursuant to the exercise of a nonqualified stock option, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. To the extent provided in the nonqualified stock option agreement, the amount of such withholding tax requirements may be satisfied by delivery of shares of the Common Stock of the Company registered in the name of the optionee, duly assigned to the Company. Any shares so delivered shall be deemed to have a value equal to the fair market value of the shares on such date.

11.    CHANGE IN CONTROL

       Upon acquisition of thirty percent or more of the Company's outstanding shares of stock having general voting rights by an unaffiliated person, entity or group, the Committee shall notify, in writing, each holder of an outstanding option of such change in control. Notwithstanding any other provision of this Plan or any option agreement, all options shall become fully exercisable on receipt of such notice.

12.    AMENDMENT AND DISCONTINUANCE

       This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board of Directors, except that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum option price, change the class of eligible employees, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from a Committee consisting of directors not eligible to receive options under the Plan. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause options granted under the Plan to be exempt from
Section 16(b) of the Exchange Act and deductible compensation under Section 16s(m) of the Code. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any option shall theretofore have been awarded, adversely affect the rights of such participant under such option.

13.    EFFECTIVE DATE

       The effective date of this amended Plan is August 12, 1999, provided that the amendment is approved by the shareholders of the Company on that date. The original plan was adopted on August 20, 1997.

14.    GOVERNING LAW

       To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to incentive stock options and nonqualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of New York.

                                       B-1

                                                                       Exhibit B

                             DETECTION SYSTEMS, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                        Adopted by the Board of Directors
                                September 4, 1998


         This is a stock plan pursuant to which options to purchase the Common Stock of Detection Systems, Inc., a New York corporation (the "Corporation"), may be granted to non-employee directors of the Corporation as partial compensation for their service as directors. This plan shall be known as the Non-Employee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to obtain and retain the services of qualified persons who are not full-time employees of the Corporation to serve as directors.

         SECTION 1. Administration. The Plan shall be administered by the Corporation's Board of Directors (the "Board"). The Board shall, subject to the provisions of the Plan and Section 9 in particular, grant options under the Plan and shall have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         SECTION 2. Shares Available. The Board shall reserve for the purposes of this Plan, out of the authorized but unissued shares of Common Stock of the Corporation, or out of shares of Common Stock held in its Treasury, or partly out of each, as shall be determined by the Board, a total of 50,000 shares of the Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 7 of this Plan, shall be substituted for those shares or to which those shares shall be adjusted). In the event that an option granted under the Plan to any non-employee director expires or is terminated unexercised as to any shares covered thereby, the shares not purchased under it shall thereafter again be available for the purposes of this Plan.

         SECTION 3. Eligibility. Each member of the Corporation's Board of Directors who is not a full-time employee of the Corporation ("non-employee director") shall be eligible to receive stock options under this Plan.

         SECTION 4. Grants and Terms of Options; Option Agreements. The Board of Directors may grant options from time to time under this Plan, provided that any options granted prior to ratification of this Plan by the Corporation's shareholders as provided in Section 8 below shall be subject to receipt of that ratification. The number of shares purchasable under each option and all other terms and conditions of the option shall be as determined by the Board of Directors, provided that, unless this Plan is validly amended as provided in
Section 9 below, in the case of any inconsistency between this Plan and the terms and conditions of any option, the provisions of this Plan shall prevail. As soon as practicable after the grant of an option under the Plan, the Corporation and the non-employee director shall enter into a Stock Option Agreement evidencing the option so granted and its terms and conditions. That agreement shall be in such form, consistent with the Plan, as the Board shall deem appropriate.

         SECTION 5.  Exercise and Term of Options.

                  (a) Options granted under the Plan shall be exercisable as provided in the terms of the option grant and the related Stock Option Agreement.

                  (b) The option exercise price of the shares of Common Stock subject to options shall be 100% of the market value of the shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 7 of this Plan. For purposes of this Plan, the market value of a share of Common Stock on any day shall be the closing price of such a share on that day on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if there is no such price on that day, the closing price of such a share on NASDAQ on the last preceding day on which there was such a price, except that, if the Board determines that NASDAQ is not the principal trading market system for the Corporation's Common Stock, then the market value shall be the reported closing price of the Common Stock on such other market system or exchange as the Board determines is then the principal trading market for shares of the Corporation's Common Stock.

                  (c) Options granted under the Plan shall have a term of up to ten years from the date of the granting thereof, provided, however, that each option shall automatically terminate at the close of business on the 210th day after the day on which the non-employee director ceases to be a director of the Corporation and if that day is not a regular business day at the Corporation's principal office, then at the close of business of the next such regular business day.

                  (d) Options granted under this Plan shall not be transferable by the non-employee director otherwise than by will, or if he or she dies intestate, by the laws of descent and distribution of the state of domicile at the time of death, and options shall be exercisable during the director's lifetime only by the director.

         SECTION 6. Manner of Exercise of Option. Options granted hereunder shall be exercised by the director or the director's executor or administrator ("optionee") delivering to the Corporation, from time to time within the time limits specified in Section 5 hereof, a written notice specifying the number of shares the optionee then desires to purchase together with (i) cash, check or wire transfer payable in United States currency to the order of the Corporation for an amount equal to the option price for the shares being purchased, or (ii) shares of the Corporation's Common Stock owned by the optionee duly endorsed to the order of the Corporation, the value of which will be deemed equal to the closing market price of such shares on the date of exercise, or (iii) any combination of the foregoing, and such other instruments or agreements duly signed by the optionee as in the opinion of counsel for the Corporation may be necessary or advisable in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, any appropriate state securities laws or any applicable requirement of any national stock exchange or quotation or market system on which the shares of Common Stock may then be traded. As soon as practicable after any such exercise of the option in whole or in part by the optionee, the Corporation will deliver to the optionee at the principal offices of the Corporation, a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the optionee's name. The stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Corporation's transfer agent, as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

         SECTION 7. Adjustment of Number of Shares. If a dividend or stock split shall hereinafter be declared upon the Common Stock of the Corporation payable in shares of Common Stock of the Corporation, then the number of shares of Common Stock then subject to any outstanding option under the Plan, the number of shares reserved for issuance under those outstanding options, and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if the share had been outstanding on the date fixed for determining the Shareholders entitled to receive the stock dividend or stock split. If the outstanding shares of the Common Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation whether through reorganization, recapitalization or reclassification, then there shall be substituted for each share of Common Stock subject to any outstanding option under the Plan and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         If, prior to the delivery by the Corporation of all the shares in respect of which an option has been granted hereunder, a merger, consolidation, or dissolution in which the Corporation is not the surviving corporation shall occur or a transfer of substantially all the assets of the Corporation shall occur:

                  (a) If provision has been made in writing in connection with the transaction for the assumption and continuance of any such option granted, or the substitution for such option of a new option covering the shares of the successor corporation, with appropriate adjustment as to number and kind of shares and prices, the option granted, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.

                  (b) If provision has not been made in the transaction for the continuance and assumption of an option granted hereunder or for the substitution of an option covering the shares of the successor corporation, then the holder of an option granted hereunder shall be entitled, prior to the effective date of any the transaction, to purchase the full number of shares under the option, failing which purchase, any unexercised portion shall be deemed canceled as of the effective transaction date.

                  If there is any change,  other than as specified above in this
Section 7, in the number or kind of outstanding shares of Common Stock of the Corporation or of any stock or other securities into which the Common Stock has been changed or for which it has been exchanged, then appropriate adjustment shall be made in the number and kind of shares subject to and reserved for issuance pursuant to this Plan and as to which outstanding options or portions then unexercised shall be exercisable, to the end that the proportionate interest of the holder of an option and a prospective holder, with respect to options theretofore granted and to be granted, shall be maintained as before the occurrence of the change or exchange. In the case of any such substitution or adjustment as provided for in this Section, the option price for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for the share or to which the share has been adjusted pursuant to this Section. No adjustment or substitution provided for in this Section 7 shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to each option shall be limited accordingly.

         SECTION 8. Effective Date and Duration of Stock Plan. The effective date of the Plan shall be September 4, 1998, the date of its adoption by the Board. The duration of the Plan shall be ten years from the effective date. The Plan and all options granted hereunder prior to the Corporation's 1999 annual meeting of shareholders shall be subject to ratification by shareholders at that or any prior meeting.

         SECTION 9. Amendment of the Plan. The Board shall have the right to amend, suspend, or terminate this Plan at any time, except that shareholder approval shall be required for any amendment which:

                  (a) increases the maximum number of shares subject to the Plan (subject to Section 7 above);

                  (b) changes the provisions of the Plan regarding the determination of the option exercise price (subject to Section 7 above);

                  (c) changes the maximum period during which any options may be granted or remain outstanding; or

                  (d) changes the requirements as to the class of persons eligible to receive options.

Termination or suspension of the Plan or any amendment of it shall not, without the consent of a holder of an outstanding option issued under the Plan, affect the holder's rights under that option.

                                       C-1
                                                                       Exhibit C

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATION OF INCORPORATION
                                       OF
                             DETECTION SYSTEMS, INC.


           Under Section 805 of the New York Business Corporation Law


        The undersigned, being the President and Secretary of Detection Systems, Inc. (the "Corporation"), hereby certifies that:

        1.  The name of the Corporation is Detection Systems, Inc.

        2. The Certificate of Incorporation was filed by the Department of State of the State of New York on July 11, 1968.

        3. The Certificate of Incorporation, as heretofore amended, is hereby further amended to provide that the Corporation may not lend money to or guarantee the obligation of a director of the Corporation unless the Board determines that the loan or guarantee benefits the Corporation, and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

        4. To effect the foregoing, a new Article Seventh is added to the Certificate of Incorporation of the Corporation to read in its entirety as follows:

                  "Seventh: The Corporation may not lend money to or guarantee the obligation of a director of the Corporation unless (1) the particular loan or guarantee is approved by the shareholders in accordance with the provisions of Section 714 of the Business Corporation Law or (2) the Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees."

        5. The amendment to the Certificate of Incorporation effected hereby was authorized by the affirmative vote of the Corporation's Board of Directors followed by the affirmative vote of the holders of a majority of all the outstanding shares of stock of the Corporation entitled to vote thereon at a meeting of the Corporation's shareholders.

        IN WITNESS WHEREOF, we have signed this Certificate this _______ day of August, 1999 and hereby affirm the truth of the statements contained herein under the penalties of perjury.



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                                                    Karl J. Kostusiak, President


                                            ------------------------------------
                                                        Frank J. Ryan, Secretary